                                                                  EXHIBIT 3.1(c)

                                         (Conformed copy giving effect to all
                                         amendments since the date of this
                                         Amended and Restated Certificate of
                                         Incorporation)

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          EXTENDED STAY AMERICA, INC.

         (Original Certificate of Incorporation filed October 20, 1995)


          Extended Stay America, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The corporation's name is Extended Stay America, Inc. The date of filing of the corporation's original certificate of incorporation with the Delaware Secretary of State was January 9, 1995. The date of filing of the corporation's first amendment to its certificate of incorporation was July 12, 1995.

     2. Pursuant to and in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation further amends the provisions of the certificate of incorporation of the corporation and has been duly adopted by written consent of the holders of all of the outstanding stock entitled to vote thereon.

     3. The text of the corporation's certificate of incorporation, as heretofore amended or supplemented, is hereby restated and further amended to read in its entirety as follows:

          FIRST: The name of the Corporation is: EXTENDED STAY AMERICA, INC. (the "Corporation").

          SECOND: The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name and address of its registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

          THIRD: The purpose of the Corporation is to engage, directly or indirectly, in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, either alone or with others through wholly or partially owned subsidiaries, as a partner (limited or general) in any partnership, as a joint venturer in any joint venture, or otherwise.

          FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 510,000,000 of which (i) 500,000,000 shares, par
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value $.01 per share, are to be of a class designated Common Stock ("Common
Stock") and (ii) 10,000,000 shares, par value $.01 per share, are to be of a class designated Preferred Stock ("Preferred Stock")."

          4.1  Common Stock Provisions.

          4.1.1 Dividend Rights. Subject to the provisions of applicable law and the preferences of the Preferred Stock, the holders of the Common Stock shall be entitled to receive dividends at such times and in such amounts as may be determined by the Board of Directors.

          4.1.2 Voting Rights. The holders of Common Stock shall have one vote for each share on each matter submitted to a vote or consent of the stockholders of the Corporation.

          4.1.3 Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and the preferential amounts to which the holders of the Preferred Stock shall be entitled, the holders of the Common Stock shall be entitled to share ratably in the remaining assets of the Corporation.

          4.2  Preferred Stock Provisions.

          4.2.1 The Preferred Stock may be issued from time to time in one or more series. Subject to limitations prescribed by law and the provisions of this Restated Certificate of Incorporation or any amendment hereto, authority is expressly granted to the Board of Directors to authorize the issue of one or more series of Preferred Stock without any vote or other action by the stockholders of the Corporation, and to fix by a Preferred Stock Designation the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof to the full extent now or hereafter permitted by law, including but not limited to the following:

          (a) The number of shares constituting that series and the distinctive designation of that series;

          (b) The dividend rate (or method of determining such rate) on the shares of that series, the conditions and dates upon which such dividends shall be payable, whether such dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series to the dividends payable on any other class or series of stock of the Corporation;

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          (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

          (d) Whether or not the shares of that series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of stock of the Corporation, or convertible into or exchangeable for other securities of the Corporation or securities of any other corporation, partnership or other person or entity, and, if so, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

          (e) Whether or not the shares of that series shall be redeemable, in whole or in part, at the option of the Corporation or at the option of the holder thereof or upon the happening of a specified event, and, if so, the times, prices and other terms and conditions of such redemption;

          (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

          (g) The rights of the shares of that series in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, with respect to payment of amounts payable in such event on shares of that series to amounts payable in such event on shares of any other class or series of stock of the Corporation; and

          (h) Any other relative rights, preferences and limitations of that series.

          4.2.2 All shares of any one series of Preferred Stock shall be identical except as to dates of issue and the dates from which dividends on shares of the series issued on different dates shall cumulate (if cumulative).

          4.2.3 If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

          4.3  Other Provisions.

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          4.3.1  The Board of Directors shall have authority to authorize the issuance, from time to time without any vote or other action by the stockholders of the Corporation, of any or all shares of stock of the Corporation of any class at any time authorized, and any securities convertible into or exchangeable for any such shares, in each case to such persons and for such consideration and on such terms as the Board of Directors from time to time in its discretion lawfully may determine; provided, however, that the consideration for the issuance of shares of stock of the Corporation having par value shall not be less than such par value. Shares so issued, for which the consideration has been paid to the Corporation, shall be fully paid stock, and the holders of such stock shall not be liable to any further call or assessments thereon.

          4.3.2 No holder of stock of any class or series of the Corporation, nor of any security convertible into or exchangeable for stock of any class or series of the Corporation, nor of any warrant, option or right to purchase, subscribe for or otherwise acquire stock of any class or series of the Corporation, whether now or hereafter authorized, shall, as such holder, have any preemptive right whatsoever to purchase, subscribe for or otherwise acquire stock of any class or series of the Corporation, or any security convertible into or exchangeable for, or any warrant, option or right to purchase, subscribe for or otherwise acquire, stock of any class or series of the Corporation, whether now or hereafter authorized. Nothing in this Section 4.3.2 shall be deemed to eliminate or limit the ability of the Corporation to grant by contract a preemptive right to purchase, subscribe for or otherwise acquire stock of any class or series of the Corporation or any security convertible into or exchangeable for, or any warrant, option or right to purchase, subscribe for or otherwise acquire, stock of any class or series of the Corporation, whether now or hereafter authorized.

          4.3.3 The Board of Directors may set a record date, in the manner and for the purposes authorized in the bylaws of the Corporation, with respect to shares of stock of the Corporation of any class or series.

          FIFTH:

          5.1 From and after the date of the closing of the initial public offering of the Common Stock, no action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied. Meetings of stockholders may be held within or outside the State of Delaware, as the bylaws may provide.

          5.2 Special meetings of stockholders of the Corporation may be called only by the Chairman of the Board or by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board of Directors.

          5.3 At a meeting of the stockholders of the Corporation, only such business shall be conducted which has been properly brought before the meeting. To be properly brought before a meeting of the stockholders, business must be
(i) specified in the notice of meeting (or any supplement thereto) given by, or at the direction of, the Board of Directors or (ii) otherwise

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properly brought before the meeting by or at the direction of the Board of
Directors or by a stockholder. For business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice of the business to the Corporate Secretary of the Corporation. To be timely, a stockholder's notice must be in writing delivered to or mailed, postage prepaid, and received by the Corporate Secretary not less than 60 days nor more than 120 days prior to the meeting; provided, however, that if less than 65 days' notice or prior public disclosure of the date of the meeting is given to stockholders, notice by the stockholder to be timely must be received by the Corporate Secretary not later than the close of business on the seventh day following the day on which notice of the date of the meeting was mailed or public disclosure was made. For each matter the stockholder proposes to bring before the meeting, the notice to the Corporate Secretary shall include (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting the business at the meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing the business,
(iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder and (iv) any material interest of the stockholder in such business. Notwithstanding anything in the Corporation's bylaws to the contrary, no business shall be conducted at the meeting except in accordance with the procedures set forth in this Section 5.3. The chairman of a meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 5.3. If the chairman determines that business was not properly brought before the meeting in accordance with the provisions of this Section 5.3, the business shall not be transacted.

          5.4 Notwithstanding any other provisions of this Restated Certificate of Incorporation or any provision of law which might permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, this Restated Certificate of Incorporation or any amendment hereto or any Preferred Stock Designation, the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote on all matters submitted to the stockholders of the Corporation generally (the "Voting Stock") shall be required to alter, amend, repeal, or adopt any provision inconsistent with this Article FIFTH.

          SIXTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its Stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or Stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the Stockholders or class of Stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors,

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and/or of the Stockholders or class of Stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the Stockholders or class of Stockholders, of this Corporation, as the case may be, and also on this Corporation.

          SEVENTH: The Corporation is to have perpetual existence.

          EIGHTH:

          8.1 The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of the directors of the Corporation shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors of the Corporation, except that the minimum number of directors shall be fixed at no less than 3 and the maximum number of directors shall be fixed at no more than 15.

          8.2 Nominations for election to the Board of Directors of the Corporation at a meeting of stockholders may be made by the Board of Directors, on behalf of the Board of Directors by any nominating committee appointed by the Board of Directors, or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting. Nominations, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing delivered to or mailed, postage prepaid, and received by the Corporate Secretary not less than 60 nor more than 120 days prior to any meeting of stockholders called for the election of directors; provided, however, that if less than 65 days notice or prior public disclosure of the date of the meeting is given to stockholders, the nomination must be received by the Corporate Secretary not later than the close of business on the seventh day following the day on which notice of the date of the meeting was mailed or public disclosure was made. The notice shall set forth: (i) the name and address, as they appear on the Corporation's books, of the stockholder who intends to make the nomination; (ii) the name, age, business address and, if known, residence address of each nominee; (iii) the principal occupation or employment of each nominee; (iv) the class and number of shares of stock of the Corporation which are beneficially owned by each nominee and by the nominating stockholder; (v) any other information concerning the nominee that must be disclosed of nominees in a proxy solicitation pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (vi) the executed consent of each nominee to being named in the proxy statement for such proxy solicitation as a nominee, and to serve as a director of the Corporation, if elected. The chairman of the meeting of stockholders may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedures, and if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

          8.3 Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by the sole remaining director, as the

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case may be. A director shall hold office until the first annual meeting of stockholders next succeeding their election and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

          8.4 Notwithstanding the foregoing Sections 8.1, 8.2 and 8.3 of this Article EIGHTH, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, (i) the election, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation or the Preferred Stock Designation applicable to such class or series of Preferred Stock, (ii) the then authorized number of directors of the Corporation shall be increased by the number of additional directors to be elected, and (iii) the directors so elected shall serve a term which shall expire at the annual meeting of stockholders next succeeding their election or as otherwise specified by the terms of this Restated Certificate of Incorporation or the Preferred Stock Designation applicable to such class or series.

          8.5 Unless and except to the extent that the bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

          8.6 Notwithstanding any other provisions of this Restated Certificate of Incorporation or any provisions of law which might permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, this Restated Certificate of Incorporation or any amendment hereto or any Preferred Stock Designation, the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to alter, amend, repeal, or adopt any provision inconsistent with, this Article EIGHTH.

          8.7 In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

               (a) to adopt, amend or repeal the bylaws of the Corporation, subject to such restrictions upon the exercise of such power as may be imposed by this Restated Certificate of Incorporation or any amendment hereto;

               (b) to authorize and cause to be executed mortgages and liens upon the whole or any part of the real and personal property of the Corporation, without any action of or by the stockholders of the Corporation, except as otherwise provided by statute; and

               (c) to set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose or to abolish any such reserve in the manner in which it was created.

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          The Corporation may in its bylaws confer powers upon its Board of
Directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon it by statute.

          8.8 The Board of Directors shall have power from time to time to fix and to determine and vary the amount of the working capital of the Corporation and to direct and determine the use and disposition of any surplus or net profits over and above the capital as determined pursuant to, and subject to, the provisions of the General Corporation Law of Delaware; and in its discretion the Board of Directors may use and apply any such surplus or accumulated profits in purchasing or acquiring bonds, debentures, notes, or other obligations or securities of the Corporation or shares of its own Stock of any class so far as may be permitted by law, to such extent and in such manner and upon such terms as the Board of Directors shall deem expedient, but any such bonds, debentures, notes, obligations, securities or stock so purchased or acquired (together with any stock or securities acquired in satisfaction of a debt or otherwise), may be resold. Nothing, however, shall be held to limit the general power of the Corporation to apply any other funds or assets to the purchase or acquisition or retirement of its stock, bonds, debentures, notes or other obligations or securities.

          8.9 The Board of Directors, subject to the applicable provisions of the General Corporation Law of Delaware, may from time to time determine whether and to what extent, and at what times and places and under what conditions and regulations the accounts and books of the Corporation or any of them shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account, book or document of the Corporation, except as conferred by law or as authorized by the Board of Directors or by resolutions of the Stockholders.

          8.10 The books of the Corporation may be kept within or without the State of Delaware at such place or places as may be designated from time to time by the Board of Directors. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

          8.11 The Board of Directors may determine, from time to time, the amount of compensation which shall be paid to its members. The Board of Directors shall also have power, in its discretion, to provide for and to pay directors rendering unusual or exceptional services to the Corporation special compensation appropriate to the value of such services as determined by the Board of Directors from time to time.

          NINTH:

          9.1 No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation

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Law, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Section 9.1 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions prior to such amendment or repeal.

          9.2 The Corporation shall indemnify, to the fullest extent authorized or permitted and in the manner provided by law, any person made, or threatened to be made, a party to any action, suit, or proceeding (whether civil, criminal, or otherwise) by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees and agents other than directors and officers may be entitled by law, and the Corporation may indemnify such employees and agents to the fullest extent and in the manner permitted by law. The rights to indemnification set forth in this Section 9.2 shall not be exclusive of any other rights to which any person may be entitled under any statute, provision of this Restated Certificate of Incorporation, bylaw, agreement, contract, vote of stockholders or disinterested directors, or otherwise. The Corporation also is authorized to enter into contracts of indemnification.

          TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon Stockholders herein are granted subject to this reservation.

          IN WITNESS WHEREOF, Extended Stay America, Inc., has caused its corporate seal to be hereunto affixed and this Restated Certificate of Incorporation to be signed by its Chairman and attested by its Corporate Secretary this 20th day of October, 1995.


                                EXTENDED STAY AMERICA, INC.


                                ------------------------------------
                                         Robert A. Brannon
                                        Senior Vice President



Attest:

----------------------------
     Gregory R. Moxley
    Assistant Secretary

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